Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

TEXAS PRECIOUS METALS, LLC

and

TEUCRIUM ASSET MANAGEMENT, LLC

solely in its capacity as sponsor of the Texas Precious Metals Trust and not individually

and

TEXAS PRECIOUS METALS TRUST

______________________________

CUSTODY AGREEMENT

______________________________

THIS CUSTODY AGREEMENT (this “Agreement”) is made with effect on and from May 8, 2026

BETWEEN

(1)

Texas Precious Metals, LLC (the “Custodian” or “we”), a Texas limited liability company doing business as Texas Precious Metals Depository, whose principal office is at 50 County Road 356, Shiner, Texas 77984;

(2)

Texas Precious Metals Trust, a Delaware statutory trust organized under the laws of the State of Delaware, whose principal office is at c/o Teucrium Trading, LLC, Three Main Street, Suite 215, Burlington, VT 05401 (the “Trust”), for itself and on behalf of each of its series listed on Exhibit A to this Agreement (as amended from time to time) (each a “Fund”); and

(3)	Teucrium Asset Management, LLC, a Delaware limited liability company, the sponsor of the Funds (“Sponsor” and, together with the Trust, “you”).

INTRODUCTION

(1)

Shares may be issued by a Fund against delivery of Precious Metals made by way of payment for the issue of such Shares. The Sponsor has agreed that Precious Metals delivered to a Fund on subscription for Shares will be paid into the applicable Fund’s Account.

(2)	The Trust has agreed that certain Accounts will be established, and that the Sponsor will have the sole right to give instructions for the making of any payments out of a Fund’s Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1

Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

“Account” means, with respect to a Fund, the account maintained for the Fund by the Custodian pursuant to this Agreement, or another account maintained for the Fund by a successor Custodian on an allocated basis, as the case may be;

“Account Balance” means, in relation to an Account, the specific Precious Metals held for you by us as from time to time identified (whether by bar serial numbers or otherwise) in, and recorded on, that Account.

“Authorized Participant” means a person that, at the time of submitting an order to purchase, or an order to redeem, one or more Baskets, (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an account for applicable Precious Metal at one of the enumerated Approved Locations (as defined below);

“Authorized Participant Agreement” means an agreement among the Sponsor, the Trust and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders to acquire Baskets and Redemption Orders to redeem Baskets under the Trust Agreement;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorization) of such person;

“Availability Date” means the Business Day on which you wish us to credit to a Fund’s Account Precious Metal from a Third Party Account.;

“Basket” means 10,000 Shares, except that the Sponsor may from time to time increase or decrease the number of Shares comprising a Basket;

“Business Day” means any day other than a day: (1) when the exchange on which the Shares are principally traded is closed for regular trading; or (2) when banks are authorized to close in the United States; or (3) when banks in the United States are not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day;

“Depositor” means a party that, pursuant to the provisions of the Trust Agreement, delivers Precious Metal to Custodian for deposit into an Account.

“Depository” means The Depository Trust Company and any other successor depository of Shares selected by the Sponsor as provided in the Trust Agreement;

“DTC Participant” means a person that, pursuant to The Depository Trust Company’s governing documents, is entitled to deposit securities with The Depository Trust Company in its capacity as a “participant”;

“LBMA” means The London Bullion Market Association or its successors.

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Precious Metal;

“Precious Metal” means any and all of gold, silver or any other physical commodity held pursuant to this agreement, in each case in physical form, as noted on the attached Schedule A;

“Procedures” means the Authorized Participant Procedures Handbook, which constitute a part of the Form of Participant Agreement, as amended, superseded or supplemented from time to time in compliance with the provisions hereof and thereof.

“Purchase Order” means the order an Authorized Participant wishing to acquire one or more Baskets must place with the Transfer Agent;

“Redemption Form” means a notice in the form prescribed from time to time by the Trust requesting Redemption of Shares;

“Redemption Order” means the order an Authorized Participant wishing to redeem one or more Baskets must place with the Transfer Agent;

“Rules” means the rules, regulations, practices and customs of the LBMA (including the rules of the LBMA as to good delivery) and such other regulatory authority or body applicable to the activities contemplated by this Agreement, including the activities of any Sub-Custodian;

“Shareholder” means the beneficial owner of one or more Shares;

“Share” means a unit of fractional undivided beneficial interest in a Fund which is issued by the Fund and created pursuant to and constituted by the Trust Agreement;

“Sponsor” means Teucrium Asset Management, LLC, a Delaware limited liability company, or its successor;

“Sub-Custodian” means a sub-custodian, agent or depository (including an entity within our corporate group) appointed by us to perform any of our obligations and/or duties under this Agreement, including the custody and safekeeping of Precious Metals.

“Transfer Agent” means U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services, which serves as transfer agent for the Trust, or its successor;

“Trust Agreement” means the Amended and Restated Declaration of Trust and Trust Agreement of the Texas Precious Metals Trust dated on or about April 24, 2026, as amended from time to time, between Teucrium Asset Management, LLC, as Sponsor, and Wilmington Trust, National Association, as Trustee;

“Withdrawal Date” means the Business Day on which a Fund wishes a withdrawal of Physical Precious Metals from the Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and Plural: References in this Agreement to the singular include the plural and vice versa.

2.	ACCOUNTS

2.1

Permitted Warehouse Locations. Subject to the terms of this Agreement, the Custodian shall be permitted to hold Precious Metal at any vault location set forth on Schedule A (as such Schedule may be amended from time to time) (each an “Approved Location”).

2.2

Opening Fund Accounts: With respect to each Fund, we shall open and maintain one or more Accounts in respect of each Precious Metal which you ask us, and we agree, to hold for you on an allocated basis on the terms of this Agreement.

2.3	Deposits and Withdrawals: An Account shall evidence and record deposits and withdrawals of Precious Metals made pursuant to the terms of this Agreement.

2.4

Denomination of Accounts: The Precious Metals recorded in Accounts shall be denominated as follows: in the case of gold, in fine troy ounces of gold (to three decimal places); in the case of silver, in gross troy ounces of silver (to at least three decimal places); and, in the case of any other metal, in such denomination as is provided for in the Rules or, if there is no such provision, such denomination as may be agreed between us.

2.5

Reports: At the end of each Business Day, the Custodian shall furnish the Sponsor with an activity statement and a summary of all transfers to or from each Fund Account on the day following such transfers.  In addition, each Business Day the Custodian shall furnish the Sponsor with a detailed statement of the Precious Metals held by the Custodian and any Sub-Custodians for the Fund under this Agreement.

2.6

Discrepancies: If a material error or discrepancy is noted by you on any report provided pursuant to Clause 2.5 above in relation to any activity or balances, you will promptly notify us in writing so that we may investigate and resolve any such material error or discrepancy as soon as practicable.

2.7

Reversal of Entries: We at all times reserve the right, without prior notice to you, to reverse any provisional or erroneous entries to an Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made, but shall notify you in writing as soon as reasonably practicable of any such reversals.

2.8

Provision of Information: The Custodian agrees that it will forthwith notify the Sponsor in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of an Account or any of the amounts standing to the credit thereof.

2.9

Access: The Custodian will allow, and will ensure that any Sub-Custodian that the Custodian appoints allows, the Sponsor and their Precious Metal auditors access to its premises during normal business hours to examine the Physical Precious Metals and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Sponsor agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the applicable Fund’s expense.

3.	TRANSFERS INTO AN ACCOUNT

3.1

Procedure: We will credit to your Account the amount of Precious Metal transferred from a Depositor for credit to your Account. By 9:00 a.m. (Eastern time) on the Availability Date, you will provide to us an inventory, identifying the amounts of Precious Metal according to the customs and practices for trading in the particular Precious Metal (the “Metal Inventory”), regarding each amount of Precious Metal that you are expecting to be credited to your Account from a AP Account, and the identity of the Participant Account from which such credit will be made. If, on any Business Day, an Authorized Participant’s instruction to us to transfer Precious Metal to your Account is revoked, we shall send you a notification by email identifying such Authorized Participant by the close of that Business Day. When by reference to your notifications and instructions to us we reasonably believe an amount of Precious Metal has been credited to your Account in error, we will notify you promptly and, pending our joint resolution of the error, will treat such amount as not being subject to the standing instruction in Clause 4.8 below.

(a)

The Custodian will consider the transfer of Precious Metal to be final when the Metal Inventory has been provided by the Depositor and approved by us by providing notice of such approval by any method of transmission set forth in Clause 13 or by such other means (if any) as we may agree from time to time.

(b)

Custodian shall accept Precious Metal delivered by or on behalf of a Depositor at the Approved Location selected by such Depositor. Custodian will carefully undertake a visual inspection of such Precious Metal and all supporting documentation and reject such Precious Metal if it concludes that such Precious Metal or the supporting documentation is in any way patently sub-standard or anomalous, according to the standards that are customary for the trading of the particular Precious Metal.

(c)

Custodian shall not be obligated to complete the transfer of any Precious Metal delivered to it for deposit into the Account unless Custodian is reasonably satisfied that the Depositor thereof (or a person on its behalf) has paid all fees owed to Custodian in respect of the delivery of such Precious Metal (including, without limitation, any fees hereunder and under the Procedures).

3.2

Right to Refuse Precious Metal Amend Procedure: We may refuse to accept Precious Metal and amend the procedures in relation to the deposit of Precious Metal or impose such additional procedures in relation to the deposit of Precious Metal as we may from time to time consider appropriate to comply with the Rules and ensure the safekeeping of such Precious Metal. We will notify you of any such amendment or additional procedures, in accordance with Clause 13 of this Agreement, within a commercially reasonable amount of time before we amend our procedures, and in so doing we shall consider your needs to communicate any such change to investors and others. Any such refusal to accept Precious Metal will be promptly notified to you, in accordance with Clause 13 of this Agreement, and will (unless otherwise specified) take effect immediately upon your receipt of such notification.

4.	TRANSFERS FROM AN ACCOUNT

4.1

Release of Precious Metal. Precious Metal will be made available for collection at a vault at the Custodian’s address or other Approved Location, or at the vault of a Sub-Custodian at which the Precious Metal is held.

4.2

Procedure: The Sponsor may at any time give instructions to the Custodian for the withdrawal of Precious Metal standing to the credit of a Fund’s Account as provided for in this Agreement, provided that a withdrawal may be made only by:

(a)

transfer to an AP Account relating to the same kind of Precious Metal and having the same denomination as that to which the applicable Account relates when Shares are to be redeemed by an Authorized Participant;

(b)	delivery of Precious Metal to such location as the Sponsor directs, at the applicable Fund’s expense and risk; or

(c)	transfer to an account maintained by the Custodian or a third party in connection with other transfers permitted under the Trust Agreement.

The Sponsor anticipates exercising its rights under Clauses 4.2(b) and (c) on an exceptional basis only. Any Precious Metal made available to the relevant person (as instructed by the Sponsor) pursuant to Clauses 4.2(b) and (c) will be in a form which complies with the Rules or in such other form as may be agreed between the Sponsor and the Custodian the amount of which will not exceed the amount of Precious Metal the Sponsor has instructed the Custodian to debit. To the extent that the Sponsor is authorized to sell Precious Metal under the Trust Agreement, the Custodian may, but is not required to, purchase such Precious Metal; provided that the purchase price for such Precious Metal shall be the prevailing market value at the time of the sale, as determined in a commercially reasonable manner using the same reference price for the Precious Metal that is used for calculating the applicable Fund’s daily net asset value. The Sponsor’s instruction to sell Precious Metal may be an instruction to sell such amount of Precious Metal as necessary to produce a specified amount of United States dollars.

4.3

Notice Requirements: A confirmation from the Transfer Agent to the Custodian, given through such authenticated method as may be agreed by the parties or in writing, that a valid Redemption Form has been lodged for Shares shall be deemed an instruction given under Clause 4.2, unless otherwise notified in writing by the Sponsor. Any other notice relating to a withdrawal of Precious Metal must be in writing.

4.4

Right to Amend Procedure: We may amend the procedure for the withdrawal of Precious Metal from a Fund’s Account or impose such additional procedures as we may from time to time consider appropriate to comply with the Rules and ensure the safekeeping of the Precious Metal. Any such amendments or additional procedures will be promptly notified to you in accordance with Clause 13 of this Agreement within a commercially reasonable amount of time before we amend our procedures, and in so doing we shall consider your needs to communicate any such change to investors and others.

4.5

Specification of Precious Metal: The Custodian may specify the serial numbers of the bars, or other units of Precious Metal as are customarily used for accounting of the applicable Precious Metal, to be withdrawn once it receives instructions to effect a withdrawal of Precious Metal pursuant to Clause 4.2. The Custodian is entitled to select the units of Precious Metal to be made available for any such withdrawal, provided, however, that to the extent the Sponsor specifically identifies units of Precious Metal to be so selected, the Custodian will take reasonable efforts to select such Precious Metal as specified by the Sponsor. The Custodian may require more than one Business Days prior notice in the event that the Sponsor does identify specific units to be withdrawn.

4.6

Delivery Obligations: Unless otherwise instructed by the Sponsor on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Precious Metal in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the applicable Fund.

4.7

Risk: Where there is a shipment from the Custodian of Precious Metal, all right, title and risk in and to such Precious Metal shall pass at the Point of Delivery to the relevant person for whose account the Precious Metal is being delivered.

5.	INSTRUCTIONS

5.1

Giving of Instructions: Only the Sponsor shall have the right to give instructions in respect of an Account. The Sponsor shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Sponsor’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trust’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2

Instructions: All transfers into and out of a Fund’s Account(s) shall be made upon receipt of, and in accordance with, instructions given (or appearing to be given) by you to us. Such instructions may be given by any method of transmission set forth in Clause 13 or by such other means (if any) as we may agree from time to time. Unless otherwise agreed, any such instruction or communication shall be effective if given by written means. We may assume that any electronic instructions provided in accordance with Clause 5.1 above have been validly given on your behalf.

5.3

Account Not to be Overdrawn: A Fund’s Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for an Account to have a debit balance thereon.

5.4

Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Notice of amendment shall have effect only after actual receipt by the Custodian.

5.5

Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavors (taking into account any relevant time constraints) to obtain clarification of those instructions from the Sponsor and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.6

Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law. In such circumstance, the Custodian shall notify the Sponsor of such refusal and the reasons therefore.

6.	CONFIDENTIALITY

6.1

Disclosure to Others: Subject to Clause 6.2, each of the Sponsor and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2

Permitted Disclosures: Each party accepts that from time to time, the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party), or by the Sponsor, or any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1

Appointment: You hereby appoint us to act as custodian of the Precious Metals delivered to us in accordance with this Agreement and in accordance with any Rules and laws which apply to us or to any Sub-Custodian.

7.2

Segregation of Precious Metals: We will segregate the Precious Metals to be contained in a Fund’s Account from any Precious Metal which we own or which we hold for our other clients, and we will require each Sub-Custodian to segregate the Precious Metals comprising an Account from any Precious Metals which it owns or which it holds for its other clients.

7.3	Ownership of Precious Metals: We will identify in our books that the Precious Metals comprising the Account Balance belong to you.

7.4

Location of Precious Metals: Unless otherwise agreed between the parties, Precious Metal must be held by the Custodian at its Shiner, Texas vault premises. If the parties agree that Precious Metal may be held at other Applicable Locations or at the vaults of a Sub-Custodian, as specified in Schedule A attached hereto, the Custodian agrees that it shall use commercially reasonable efforts promptly to transport any Precious Metal held for the Trust to its Shiner, Texas vault location at the Custodian’s cost and risk. The Custodian agrees that all delivery and packing shall be in accordance with the Rules and good market practices.

7.5

Records: We will maintain adequate records identifying the Precious Metals as belonging to you. Such records shall include, with respect to the Account(s), journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Precious Metal (including adequate information to uniquely identify each bar of Precious Metal received in or delivered from an Account and the person from whom each bar was delivered).

8.	SUB-CUSTODIANS

8.1

Sub-Custodians: We may appoint Sub-Custodians to perform any of our duties under this Agreement, including the custody and safekeeping of Precious Metals comprising the Account Balance. We will use reasonable care in the appointment of any Sub-Custodian. Precious Metal held by a Sub-Custodian shall be kept in our account at such Sub-Custodian, and we will separately identify on our books Precious Metal that is so held on your behalf. Our account with each such Sub-Custodian will be subject only to our instructions.

8.2

Notice: We will provide you with the name and address of any Sub-Custodian of Precious Metals comprising the Account Balance along with any other information which you may reasonably require concerning the appointment of the Sub-Custodian.

9.	REPRESENTATIONS

9.1	Each Party represents and warrants to the other, on a continuing basis that:

(a)	it is duly constituted and validly existing under the laws of its jurisdiction of constitution;

(b)

it has all necessary authority, powers, consents, licenses and authorizations and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(c)	the persons entering into this Agreement on its behalf have been duly authorized to do so; and

(d)

this Agreement and the obligations created under it constitute legal and valid obligations which are binding upon such party, as applicable, and are enforceable against it in accordance with the terms of this Agreement (subject to applicable principles of equity) and do not and will not violate the terms of the Rules, any applicable laws, or any order, charge or agreement by which it is bound.

9.2	In addition to (and without limitation of) the representations and warranties given by you in Clause 9.1, you represent and warrant to us, on a continuing basis, that:

(a)

you are the beneficial owner of the Precious Metal held by us hereunder, free and clear from any and all contingent or existing charges, pledges, mortgages, security interests, encumbrances, liens or other right or claim whatsoever permitted or created by you or any third party;

(b)

if you are holding any Precious Metal on behalf of a third party, you have full power and authority from your client to enter into and implement this Agreement in respect of such Precious Metal, and we are entitled to deal only with you as if you were the ultimate beneficial owner; and

(c)	neither the signing, delivery or performance of this Agreement, nor any instruction given hereunder, will contravene, constitute a default under, or cause to be exceeded, any of the following, namely:

(i)	any Rules, or any other law or agreement by which you, us or any relevant client for whom you hold Precious Metal are bound or affected; or

(ii)	rights of any third parties in relation to you or the Precious Metal held hereunder.

9.3	In addition to (and without limitation of) the representations and warranties given by us in Clause 9.1, we represent and warrant to you, on a continuing basis, that:

(a)	the Precious Metals held with us pursuant to this Agreement will be subject to reasonable care;

(b)	we will provide financial and material event disclosure about our operations as necessary to ensure the safekeeping of the Precious Metals; and

(c)	we retain insurance coverage with respect to each facility holding Precious Metals pursuant to this Agreement to cover any custody-related losses incurred by our customers, including a Fund.

10.	FEES AND EXPENSES

10.1

Fees: You will pay us such fees as we from time to time agree with you as set out in Schedule A attached hereto. We reserve the right to amend the fee structure from time to time with your prior written consent. Details of changes to the charges (including transfer, clearing and safekeeping charges) will be advised to you by us in writing no less than 30 days before becoming effective.

10.2

Expenses: You agree to pay us all reasonable costs, charges and expenses (including any relevant taxes, duties, and legal fees) incurred and documented by us in connection with the performance of our duties and obligations under this Agreement or otherwise in connection with any Account (including without limitation any delivery, collection or costs of vault facilities) promptly following receipt of notice relating thereto. You shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any Account maintained by us pursuant to this Agreement or any deposits or withdrawals related thereto.

10.3	Credit Balances: No interest or other amount will be paid by us on any credit balance on an Account unless otherwise agreed between us.

10.4	Debit Balances: You are not entitled to overdraw an Account, and we shall not carry out any instruction from you where to do so would, in our opinion, cause any Account to have a negative balance.

11.	SCOPE OF RESPONSIBILITY

11.1

Standard of Care: Custodian will exercise the standard of care and diligence that a professional custodian would observe in these affairs, taking into account the prevailing rules, practices, procedures and circumstances in the relevant market.

11.2

Acceptance of Responsibility: Upon the physical transfer of Precious Metal into an Account, in accordance with Clause 3.1, above, Custodian shall, as between the Custodian and the applicable Fund, be responsible for any loss, damage or destruction of the Precious Metal, including, for the avoidance of doubt, any Precious Metal listed in a Metal Inventory before it is delivered to an Approved Location or Precious Metal that is otherwise not located at an Approved Location.

11.3

Loss Events: In the event of loss, damage, or destruction of any Precious Metal in an Account, the parties to this Agreement shall promptly and diligently assist each other to establish the identity of the Precious Metal lost, damaged, or destroyed and shall take any and all reasonable actions as may be necessary to ensure the maximum amount of salvage at a minimum cost. Sponsor shall provide sworn statements and other documents, books, records, and accounts as requested by Custodian to support the amount of Precious Metal lost, damaged, or destroyed.

(a)

After receipt from Sponsor of notice of loss in accordance with Custodian’s policies and procedures, and subject to the terms and conditions of this Agreement, Custodian, at its sole discretion, shall either: (1) make payment to the applicable Fund equal to 100% of the replacement cost (the “Loss Value”) of that Precious Metal lost, damaged, or destroyed; or (2) replace the Precious Metal lost, damaged, or destroyed with new items of the same type, year, fineness, and form (or as close thereto as reasonably possible). In the event Sponsor opposes the replacement of Precious Metal and can reasonably demonstrate that the proposed replacement items have a lower market value than the Precious Metal lost, damaged, or destroyed, Custodian shall compensate the applicable Fund under option 1 above.

(b)

Custodian’s sole liability for lost, damaged, or destroyed Precious Metals shall not exceed the Loss Value of such items as of the date of loss. Custodian shall not be liable in any way for any other damages, including consequential, indirect, incidental, special, punitive, or exemplary damages of any kind.

11.4

No Duty or Obligation: We are under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules and this Agreement.

11.5

Insurance: The Custodian (or one of its affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the Securities Act covering any Shares and to facilitate the Sponsor’s continuing oversight of the Custodian, the Custodian will allow its insurance to be reviewed by the Sponsor. The Custodian also will allow the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice to the Custodian. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.6

Force Majeure: We shall not be liable to you for any delay in performance, or for the non-performance of, any of our obligations under this Agreement by reason of any cause beyond our reasonable control. This includes any breakdown, malfunction or failure of, or in connection with, any communication, computer, transmission, clearing or settlement facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities, or the rules of any relevant regulatory or self-regulatory organization.

11.7

Indemnity: The Sponsor shall, solely out of and to the extent of the applicable Fund’s assets, indemnify and keep indemnified the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than value added taxes and expenses assumed by the Sponsor) that the Custodian may suffer or incur directly or indirectly in connection with this Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, fraud, bad faith, or willful misconduct.

11.8

No Liens: We will not create any right, charge, security interest, lien or claim against the Precious Metal, except those in our favor arising under this Agreement, and we will not loan, hypothecate, pledge or otherwise encumber any Precious Metal except pursuant to your instructions. Notwithstanding the foregoing sentence, we will not create any right, charge, security interest, lien or claim against the Precious Metal with respect to the payment or non-payment by the Sponsor of our fees pursuant to Clause 10.1.

11.9

Limitation of Liability: This Agreement is executed by or on behalf of the Trust with respect to each Fund and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of a Fund individually but are binding only upon each Fund to which such obligations pertain and the assets and property of such Fund.  Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of any other Fund.  The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund shall be enforceable against the assets of that Fund only, and not against the assets of any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other Fund shall be enforceable against the assets of that Fund.

12.	TERMINATION

12.1	Method:

(a)

You may terminate this Agreement with respect to a Fund (i) by giving not less than thirty (30) Business Days written notice to us, or (ii) immediately by written notice to us in the event of the presentation of a winding up order, bankruptcy or analogous event in relation to us.

(b)

We may terminate this Agreement with respect to a Fund (i) by giving not less than one-hundred and twenty (120) Business Days written notice to you, or (ii) immediately by written notice in the event of the presentation of a winding up order, bankruptcy or analogous event in relation to you.

12.2	Any notice given by you under Clause 12.1 must specify:

(a)	the date on which the termination will take effect (the “Termination Date”);

(b)	the person to whom each applicable Account Balance is to be delivered; and

(c)	all other necessary arrangements for the delivery of the Account Balance to you or to your order.

12.3

Change in Sponsor: If there is any change in the identity of the Sponsor in accordance with the Trust Agreement, then the Custodian, the Sponsor and the Trust shall, subject to the last sentence of this Clause 12.3, execute such documents and shall take such actions as the new Sponsor and the Sponsor may reasonably require for the purpose of vesting in the new r Sponsor the rights and obligations of the outgoing Sponsor, and releasing the outgoing Sponsor from its future obligations under this Agreement. The Custodian’s obligations under this Clause 12.3 shall be conditioned on the Custodian having conducted prompt, reasonable and proportionate due diligence to the Custodian’s reasonable satisfaction on any such new Sponsor.

12.4

Redelivery Arrangements: If you do not make arrangements acceptable to us for the delivery of the applicable Account Balance to you or to your order, we may continue to hold the Precious Metals constituting such Account Balance, in which case we will continue to charge the fees and expenses payable under Clause 10. If you have not made arrangements acceptable to us for the delivery of the applicable Account Balance within 6 months of the Termination Date, we will be entitled to close each applicable Account and sell the Precious Metals constituting each applicable Account Balance (at such time and on such markets as we consider appropriate) and account to you for the proceeds after deducting any amounts due to us under this Agreement.

12.5

Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.	NOTICES

13.1

Form: Any notice or other communication under or in connection with this Agreement may be given in writing or as otherwise specified below. References to writing includes an electronic transmission in a form permitted by Clause 13.2.

13.2

Method of Transmission: Any notice or other communication shall be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including fax, email and SWIFT) or such other electronic transmission as the parties to this Agreement may from time to time agree, to the party due to receive the notice or communication, at its address, number or destination set out below, or to such other address, number or destination specified by that party by written notice to the other:

If to us:         Texas Precious Metals Depository
50 County Road 356
Shiner, Texas 77984
Email: notices@texasdepository.com

If to Sponsor:         Teucrium Asset Management, LLC

c/o Teucrium Trading, LLC
Three Main Street, Suite 215
Burlington, VT 05401
Email: springer.harris@teucrium.com

If to the Trust:         Texas Precious Metals Trust
c/o Teucrium Trading, LLC
Three Main Street, Suite 215
Burlington, VT 05401
Email: springer.harris@teucrium.com

13.3	Deemed Receipt of Notice: A notice or other communication under or in connection with this Agreement will be deemed received only if actually received or delivered.

13.4

Recording of Calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given. In the event of inconsistency between the written notice and oral orders or instructions, the terms of the written notice shall prevail.

14.	GENERAL

14.1

No Advice: Our duties and obligations under this Agreement do not include providing you with investment advice. In asking us to open and maintain the Accounts, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any deposits into, or withdrawals from, an Account.

14.2

Rights and Remedies: Our rights under this Agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Precious Metals contained in Fund Accounts and any lien or other rights we may have to set-off, combine or consolidate any of your accounts.

14.3

Business Day: If an obligation of a party to this Agreement would otherwise be due to be performed on a day which is not a Business Day in respect of the relevant Account, such obligation shall be due to be performed on the next succeeding Business Day in respect of that Account.

14.4

Assignment: This Agreement is for the benefit of and binding upon us both and our respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise agrees in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to its affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business.

14.5

Amendments: Unless otherwise specified in this Agreement, any amendment to this Agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6

Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7	Liability: Nothing in this Agreement shall exclude or limit any liability which cannot lawfully be excluded or limited (e.g. liability for personal injury or death caused by negligence).

14.8	Entire Agreement: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this Agreement.

14.9	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.	GOVERNING LAW AND JURISDICTION

15.1

Governing Law: This Agreement is governed by the laws of the State of Texas. The Sponsor, the Trust and the Custodian each consents to the non-exclusive jurisdiction of the courts of the State of Texas. Such consent is not required for any person to assert a claim of Texas jurisdiction over the Sponsor or the Custodian.

15.2

Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, the parties agree to submit the dispute to arbitration in the State of Delaware in accordance with the auspices and rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. The parties understand that such arbitration shall be final and binding, and that by agreeing to arbitration, the parties are waiving their respective rights to seek remedies in court, including the right to a jury trial.

EXECUTED by the Parties Signed on behalf of The Texas Precious Metals, LLC by: Signature: /s/ Tarek Saab Name: Tarek Saab Title: CEO

Signed on behalf of
Texas Precious Metals Trust
by: Teucrium Asset Management, LLC,
not in its individual capacity, but solely as Sponsor

Signature:          /s/ Springer Harris
Name:                Springer Harris
Title:                  COO

Signed on behalf of Teucrium Asset Management, LLC by: Signature: /s/ Sal Gilbertie Name: Sal Gilbertie Title: CEO

Exhibit A

FUNDS

Y’all Street Physical Gold ETF

Y’all Street Physical Silver ETF

Schedule A

FUND INFORMATION

As of May 8, 2026

FUND	Y’all Street Physical Gold ETF
Precious Metal	Gold
Applicable Locations	Shiner, TX vault of Texas Precious Metals Depository (“TPMD Shiner”) Hempstead, NY vault of Loomis International US, LLC (“TPMD Hempstead”)
Custody Fee Rate (expressed as a percentage of the Fund’s average daily net assets)	[***]%

FUND	Y’all Street Physical Silver ETF
Precious Metal	Silver
Applicable Locations	TPMD Shiner TPMD Hempstead
Custody Fee Rate (expressed as a percentage of the Fund’s average daily net assets)	[***]%